UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2023

INTERPRIVATE III FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40151	85-3069266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 920-0125

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	IPVF.U	The New York Stock Exchange

Class A common stock, par value $0.0001 per share	IPVF	The New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	IPVF WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Current Report on Form 8-K filed on December 27, 2022, InterPrivate III Financial Partners Inc. (the “Company”) held a special meeting of stockholders on December 21, 2022 (the “Special Meeting”) to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation extending the time in which the Company must complete an initial business combination and permitting the Company’s board to wind up the Company at an earlier date in certain circumstances.

As the Company’s securities are listed on the New York Stock Exchange (the “NYSE”), it is required to maintain an average aggregate global market capitalization attributable to its publicly held shares (a “public float”) of $40,000,000 under Section 802.01B of the NYSE Listed Company Manual (the “LCM”). In connection with the Special Meeting, the Company’s public stockholders had the option to redeem their shares of Class A common stock. In anticipation of receiving redemptions that would reduce the Company’s public float to below $40,000,000 but greater than $20,000,000, the Company determined to apply to list its securities on the NYSE American, which is part of the NYSE group of exchanges. The listing standards of the NYSE American include a lower public float standard than that of the NYSE ($20,000,000 rather than $40,000,000). Following the Special Meeting and such redemptions, approximately $20.2 million in cash remained in the trust account.

The Company is in ongoing discussions with the NYSE regarding its application to list its securities on the NYSE American. On February 2, 2023, the Company’s public float remained under $40,000,000 for the preceding consecutive 30 trading day period.

The NYSE informed the Company by telephone conference on February 1, 2023 that the NYSE is continuing to evaluate the Company’s application materials submitted and to be submitted by the Company for transitioning the Company’s listing to the NYSE American to determine whether to approve its securities for trading on the NYSE American. The NYSE informed the company that trading of the Company’s Class A common stock, warrants to purchase Class A common stock, and units, each consisting of one share of Class A common stock and one redeemable warrant, would be temporarily halted effective as of approximately 4:00 p.m. Eastern Time on February 2, 2023, to allow the NYSE additional time to review the Company’s transition application.

There can be no assurance that the Company will be able to obtain an alternative listing on the NYSE American or otherwise, or that the transition from the NYSE to the NYSE American, if it can be effected, can be effected without a time gap in being listed.

The foregoing actions and their consequences could affect the liquidity and value of the Company’s Securities.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPRIVATE III FINANCIAL PARTNERS INC.

	By:	/s/ Brandon Bentley
		Name:	Brandon Bentley
		Title:	General Counsel

Dated: February 2, 2023

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